EXHIBIT 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

Carrols Restaurant Group, Inc.

and

Wells Fargo Securities, LLC
Dated as of April 29, 2015

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 29, 2015, by Carrols Restaurant Group, Inc., a Delaware corporation (the “Issuer”), the entities named in Schedule I hereto, (the “Guarantors”), and Wells Fargo Securities, LLC, as representative (the “Representative”) of the Initial Purchasers (the “Initial Purchasers”) set forth on Schedule I to the Purchase Agreement who have agreed to purchase the Issuer’s 8.00% Senior Secured Second Lien Notes due 2022 (the “Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement. The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”
This Agreement is made pursuant to the Purchase Agreement, dated April 15, 2015 (the “Purchase Agreement”), among the Issuer, the Guarantors and the Representative (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of Transfer Restricted Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Securities, the Issuer has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers, as set forth in Section 6(m) of the Purchase Agreement.
The parties hereby agree as follows:
Section 1.Definitions.
As used in this Agreement, the following capitalized terms shall have the following meanings:
Additional Interest: As defined in Section 5 hereof.
Advice: As defined in Section 6(c) hereof.
Agreement: As defined in the preamble hereto.
Broker-Dealer: Any broker or dealer registered under the Exchange Act.
Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.
Closing Date: The date of this Agreement.
Commission: The Securities and Exchange Commission.
Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuer to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were tendered by Holders thereof pursuant to the Exchange Offer.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Exchange Date: As defined in Section 3(a) hereto.
Exchange Offer: The registration by the Issuer under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Issuer offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
Exchange Securities: The 8.00% Senior Secured Second Lien Notes due 2022, of the same series under the Indenture as the Transfer Restricted Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.
FINRA: Financial Industry Regulatory Authority, Inc.
Guarantees: As defined in the preamble hereto.
Guarantors: As defined in the preamble hereto.
Holders: As defined in Section 2(b) hereof.
Indemnified Holder: As defined in Section 8(a) hereof.
Indenture: The Indenture, dated as of April 29, 2015, by and among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
Initial Placement: The issuance and sale by the Issuer of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.
Initial Purchasers: As defined in the preamble hereto.
Initial Securities: The Securities issued and sold by the Issuer to the Initial Purchasers pursuant to the Purchase Agreement on the Closing Date.

Issuer: As defined in the preamble hereto.
Notes: As defined in the preamble hereto.
Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
Purchase Agreement: As defined in the preamble hereto.
Registration Actions: As defined in Section 4(c) hereof.
Registration Default: As defined in Section 5 hereof.
Registration Statement: Any registration statement of the Issuer relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
Securities: As defined in the preamble hereto.
Securities Act: The Securities Act of 1933, as amended.
Shelf Filing Deadline: As defined in Section 4(a) hereof.
Shelf Registration Statement: As defined in Section 4(a) hereof.
Suspension Period: As defined in Section 4(c) hereof.
Transfer Restricted Securities: The Securities; provided that the Securities shall cease to be Transfer Restricted Securities on the earliest to occur of (i) the date on which a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement or (ii) the date on which such Securities cease to be outstanding.
Trust Indenture Act: The Trust Indenture Act of 1939, as amended.
Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.
SECTION 2.    Securities Subject to this Agreement.

(a)    Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
(b)    Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3.    Registered Exchange Offer.
(a)    Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, the Issuer shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 180 days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective at the earliest possible time, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) use its reasonable best efforts to cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions to permit Consummation of the Exchange Offer; provided, however, that neither the Issuer nor the Guarantors shall be required to (x) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a) or (y) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject and (iv) as promptly as practicable after the effectiveness of such Registration Statement, commence the Exchange Offer. The Issuer and each of the Guarantors shall use their reasonable best efforts to Consummate the Exchange Offer not later than 270 days following the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”). The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.
(b)    The Issuer and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders; provided, further, that such period shall be extended by the number of days in any Suspension Period. The Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Issuer shall use its best efforts to cause the Exchange Offer to be Consummated by the Exchange Date.

(c)    The Issuer shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuer), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.
The Issuer and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.
The Issuer shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.
SECTION 4.    Shelf Registration.
(a)    Shelf Registration. If (i) the Issuer is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated by the Exchange Date, or (iii) prior to the Exchange Date: (A) the Initial Purchasers request from the Issuer with respect to Transfer Restricted Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer, (B) with respect to any Holder of Transfer Restricted Securities such Holder notifies the Issuer that (i) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (ii) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration

Statement is not appropriate or available for such resales by such Holder, or (iii) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Issuer or one of its affiliates or (C) the Initial Purchasers notify the Issuer they will not receive Exchange Securities in exchange for Transfer Restricted Securities constituting any portion of the Initial Purchasers’ unsold allotment, the Issuer and the Guarantors shall:
(x)    cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), on or prior to the 50th day after the date on which the Issuer receives such notice from a Holder of Transfer Restricted Securities or an Initial Purchaser (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; provided that the Issuer and the Guarantors shall not be required to cause such Shelf Registration Statement to be filed earlier than the 180th day following the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day); and
(y)    use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable, but no later than (A) 60 days (or if such 60th day is not a Business Day the next succeeding Business Day), or (B) 50 days if the Shelf Registration Statement is not reviewed by the Commission (or if such 50th day is not a Business Day, the next succeeding Business Day), after such time such obligation to file first arises; provided that the Issuer and the Guarantors shall not be required to cause such Shelf Registration Statement to be declared effective earlier than the 270th day following the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day).
The Issuer and each of the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the expiration of the one-year period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act (or shorter period) that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.
(b)    Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 10 Business Days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.
(c)    Suspension. Notwithstanding anything to the contrary and subject to the limitation set forth in the next succeeding paragraph, at any time after the effectiveness of the Shelf Registration Statement, the Issuer shall be entitled to suspend its obligation to file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the Commission, cause the Shelf Registration Statement or other filing with the Commission to remain effective or take any similar action (collectively, “Registration Actions”) upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the occurrence or existence of any corporate development that, in the good faith determination of the Board of Directors of the Issuer, makes it appropriate to postpone or suspend the availability of the Shelf Registration Statement and the related Prospectus. Upon the occurrence of any of the conditions described in clause (A), (B) or (C) above, the Issuer shall give prompt notice (a “Suspension Notice”) thereof to the Holders. Upon the termination of such condition, the Issuer shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.
The Issuer may only suspend Registration Actions pursuant to the preceding paragraph for one or more periods (each, a “Suspension Period”) not to exceed, in the aggregate, (x) forty-five (45) days in any three month period or (y) ninety (90) days in any twelve month period. Any Suspension Period will not alter the obligations of the Issuer to pay Additional Interest under the circumstances set forth in Section 5 hereof, if applicable. Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (1) the date on which the Issuer gives the Holders a notice that the Suspension Period has terminated and (2) the date on which the number of days during which a Suspension Period has been in effect exceeds, in the aggregate, (x) forty-five (45) days in any three month period or (y) ninety (90) days in any twelve month period.
SECTION 5.    Additional Interest.
If (i) the Exchange Offer has not been Consummated on or prior to the date specified for such consummation in this Agreement, (ii) any Shelf Registration Statement, if required hereby, has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement or (iii) any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement (other than during a Suspension Period), as applicable (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Issuer hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period (such increase, “Additional Interest”), but in no event shall such increase exceed 1.00% per annum. Following the cure of all Registration Defaults relating to the particular Transfer Restricted Securities the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.
Notwithstanding the foregoing, (i) the amount of Additional Interest pursuant to this Section 5 shall not increase because more than one Registration Default has occurred and is continuing and (ii) a Holder of Transfer Restricted Securities who is not entitled to the benefits of the Shelf Registration Statement shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.
All accrued Additional Interest shall be payable to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, as more fully set forth in the Indenture and the Securities. All obligations of the Issuer and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.
SECTION 6.    Registration Procedures.
(a)    Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuer and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof set forth in the Registration Statement, and shall comply with all of the following provisions:
(i)    As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuer, prior to the Consummation thereof, a written representation to the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuer, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuer’s preparations for the

Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S‑K if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Issuer.
(b)    Shelf Registration Statement. If required pursuant to Section 4, in connection with the Shelf Registration Statement, the Issuer and each of the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof set forth in such Shelf Registration Statement, and pursuant thereto the Issuer and each of the Guarantors will as promptly as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof set forth in such Shelf Registration Statement.
(c)    General Provisions. Except as otherwise provided herein, in connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), the Issuer and each of the Guarantors shall:
(i)    use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer shall file as promptly as practicable an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;
(ii)    prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the

Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
(iii)    in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and the selling Holders as promptly as practicable and, if a Prospectus is required to be delivered by any Broker-Dealer in the case of an Exchange Offer, advise the Initial Purchasers as promptly as practicable, and, in each case, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of a Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Issuer and each of the Guarantors shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;
(iv)    in the case of a Shelf Registration Statement or if a Prospectus is required to be delivered by any Broker-Dealer in the case of an Exchange Offer, furnish without charge to the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein, and permit one legal counsel to the Initial Purchasers and such Holders and underwriter(s), if any, with an opportunity to review and comment upon any such Registration Statement or Prospectus within a reasonable period prior to their filing with the Commission and upon all amendments and supplements thereto such lesser period prior to their filing with the Commission as shall be reasonable and appropriate under the circumstances, and the Issuer shall not file any documents to which such legal counsel to the Initial Purchasers and such Holders and underwriter(s), if any, reasonably objects in writing (it being agreed that such writing may for this purpose be in electronic format). Notwithstanding the foregoing, the Issuer shall not be required to take any actions under this Section 6(c)(iv) that are not, in the reasonable opinion of counsel for the Issuer, in compliance with applicable law or to include any disclosure which at the time would have an adverse effect on the business or operations of the Issuer and/or its subsidiaries, as determined in good faith by the Issuer;
(v)    promptly prior to the filing of any document that is to be incorporated by reference into such Registration Statement or Prospectus, provide copies of such document, to the extent requested, to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Issuer’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;
(vi)    in the case of a Shelf Registration Statement, or if a Prospectus is required to be delivered by any Broker-Dealer in the case of an Exchange Offer, make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and one firm of legal counsel or accountant retained by the Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer and each of the Guarantors reasonably requested by any such Persons and cause the Issuer’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;
(vii)    in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)    use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;
(ix)    in the case of a Shelf Registration Statement, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules (without documents incorporated by reference therein or exhibits thereto, unless requested);
(x)    deliver to (A) in the case of an Exchange Offer, each Broker-Dealer who submits a written request to the Issuer and (ii) in the case of a Shelf Registration Statement, each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuer and each of the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
(xi)    in the case of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other customary and appropriate actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by a majority in aggregate principal amount of Holders of Transfer Restricted Securities covered by such Shelf Registration Statement or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Issuer and each of the Guarantors shall:
(A)    furnish to the Initial Purchasers, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:
(1)    a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Issuer and each of the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (e), (g) and (h) of Section 6 of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)    an opinion of counsel for the Issuer and the Guarantors, covering substantially the subject matter of the opinion delivered pursuant to Section 6(a) of the Purchase Agreement, dated the date of effectiveness of the Shelf Registration Statement; and
(3)    a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Issuer’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(d) of the Purchase Agreement;
(B)    set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
(C)    deliver such other documents and certificates as may be reasonably requested by such parties and as are customarily delivered in similar offerings to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer or any of the Guarantors pursuant to this Section 6(c)(xi), if any.
If at any time the representations and warranties of the Issuer and the Guarantors contemplated by the certificate furnished pursuant to Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Issuer or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;
(xii)    in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities, use its reasonable best efforts to cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing by the time the Shelf Registration Statement is declared effective by the Commission, and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Issuer nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;
(xiii)    in the case of a Shelf Registration Statement, issue, upon the request of any Holder of Transfer Restricted Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities surrendered to the Issuer by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Transfer Restricted Securities held by such Holder shall be surrendered to the Issuer for cancellation;
(xiv)    cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least three Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);
(xv)    use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;
(xvi)    if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain at the time of such delivery any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
(xvii)    provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;
(xviii)    reasonably cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;
(xix)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement; and
(xx)    cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.
Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of (i) the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or (ii) the commencement a Suspension Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) or Section 4(c), as the case may be, hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.
SECTION 7.    Registration Expenses.
(a)    All expenses incident to the Issuer’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuer and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchasers or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer and the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuer and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
The Issuer and each of the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer or the Guarantors.
(b)    In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuer and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable and documented fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.
SECTION 8.    Indemnification.
(a)    The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”) from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification provided for in this Section 8 does not apply to any loss, claim, damage, liability or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information furnished in writing to the Issuer or the Guarantors by any Holder or any underwriter, expressly for use therein. This indemnity agreement shall be in addition to any liability which the Issuer or any of the Guarantors may otherwise have.
In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuer or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuer and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve the Issuer or any of the Guarantors of its obligations pursuant to this Agreement to the extent it is not materially prejudiced as a result of such failure. If such Indemnified Holder is entitled to indemnification under this Section 8 with respect to any action or proceeding brought by a third party, the Issuer and the Guarantors shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to such Indemnified Holder. Upon assumption by the Issuer and the Guarantors of the defense of any such action or proceeding, such Indemnified Holder shall have the right to participate in such action or proceeding and to retain its own counsel but the Issuer and the Guarantors shall not be liable for any legal fees and expenses of other counsel subsequently incurred by the Indemnified Holder in connection with the defense thereof unless (i) the Issuer and the Guarantors have agreed to pay such fees and expenses, (ii) the Issuer and the Guarantors shall have failed to employ counsel satisfactory to such Indemnified Holder in a timely manner or (iii) such Indemnified Holder shall have been advised by counsel that there are actual or potential conflicting interests between the Issuer, the Guarantors and the Indemnified Holder, including situations in which there are one or more legal defenses available to the Indemnified Holder that are inconsistent with or additional to those available to the Issuer and the Guarantors; provided, however, that the Issuer and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders. The Issuer and the Guarantors shall not consent to the terms of any compromise or settlement of any action defended by the Issuer and the Guarantors in accordance with the foregoing without the prior written consent of the Indemnified Holder unless such compromise or settlement (i) includes an unconditional release of the Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Holder.
(b)    Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors and their respective directors, officers of the Issuer and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuer or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Issuer, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Issuer and the Guarantors, and the Issuer, the Guarantors, their respective directors and officers and any such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.
(c)    If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuer and the Guarantors shall be deemed to be equal to the total gross proceeds to the Issuer and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuer, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Issuer, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and the related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.
SECTION 9.    Rule 144A.
The Issuer and each of the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.
SECTION 10.    Participation in Underwritten Registrations.
No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
SECTION 11.    Selection of Underwriters.
The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Issuer.
SECTION 12.    Miscellaneous.
(a)    Remedies. The Issuer, each of the Guarantors and the Initial Purchasers hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
(b)    No Inconsistent Agreements. The Issuer and each of the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Issuer nor any of the Guarantors have previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of an Issuer’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.
(c)    Adjustments Affecting the Securities. The Issuer will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.
(d)    Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuer has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Issuer or its respective Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Issuer shall obtain the written consent of the Representative with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
(e)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
(i)    if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
(ii)    if to the Issuer or the Guarantors:
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, NY 13203
Attention: General Counsel
Telecopy: (315) 475-9616

(iii)    with a copy to (which shall not constitute notice or service of process pursuant to this Agreement):
Akerman LLP
666 Fifth Avenue
New York, NY 10103
Attention: Wayne Wald, Esq.
Telecopy: (212) 880-8965
E-mail: wayne.wald@akerman.com
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
(f)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. Nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture.
(g)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(h)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(i)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.
(j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
CARROLS RESTAURANT GROUP, INC.
By:    /s/ William E. Myers
Name: William E. Myers
Title: VP, Secretary & General Counsel
CARROLS CORPORATION
By:    /s/ William E. Myers
Name: William E. Myers
Title: VP, Secretary & General Counsel
CARROLS LLC
By:    /s/ William E. Myers
Name: William E. Myers
Title: VP, Secretary & General Counsel

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The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

WELLS FARGO SECURITIES, LLC,
    as Representative of the Initial Purchasers

By:	/s/ Lewis S. Morris, III Name: Lewis S. Morris, III Title: Managing Director

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SCHEDULE I
GUARANTORS

Name	Jurisdiction of Incorporation / Organization	Chief Executive Office Location
Carrols Corporation	Delaware	968 James St. Syracuse, NY 13203
Carrols LLC	Delaware	968 James St. Syracuse, NY 13203

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